WEBDS
WEB DEBT SOLUTIONS, LLC
DATE: 06/01/2016
SECTOR: FINANCE 	 	INDUSTRY:
DEBT COLLECTIONS
BUSINESS SUMMARY:
Web Debt Solutions, LLC is a debt
collections company that specializes
primarily in 1st and 3rd party
collections of "bad" or "uncollected"
debt. Web Debt Solutions, LLC also enacts
 as a debt buying
company. Web Debt Solutions, LLC is the
 leading premier collection agency that
 originated as a start
up and became one of the top debt collection
 agencies influencing the industry as a whole.
Web Debt
Solutions, LLC originated in 2014 in
accordance to "Limited Liability Company" or "company" means a domestic limited liability company subject to this title. Acts 2003, 78th Leg., ch. 182, Sec. 1, eff. Jan. 1,
2006.

WEBDS
WEB DEBT SOLUTIONS, LLC

ANNUAL INCOME STATEMENT

Annual Income Statement

Type of Update  	 	RES
	RES   	 	UPD
	($ Millions)   	($ Millions)
 	($ Millions)

12Months 31 Dec 14   	 	12Months 31
Dec 15 	 	12Months 31 Dec 16


Total Revenue  	 	 	458,094.0
	 	535,969.0  	 	605,645.1
Cost of Revenue, Total  	 	32,982.8
 	 	 	25,110.1 	 	 	34,097.8
Gross Profit  	 	 	425,111.2
510,858.9   	 	571,547.3
Selling/General/Admin.Expenses   	9,161.9
	 	13,774.4  	 	 	12,785.8

Research & Development  	 	11,818.8
 	 	11,475.1 	 	 	7,190.0
Depreciation/Amortization  	 	--
 	--  	 	 	--
Interest Expense/Income Net Op.   	--
	 	--  	 	 	--
Unusual Income/Expense  	 	--
	 	-- 	 	 	--
Other Operating Expenses, Total  	--
	 	--  	 	 	--
Total Operating Expense  	 	53,963.5
 	 	 	50,359.6  	 	 	54,073.6
Operating Income  	 	 	404,130.5
	485,609.4   	 	551,571.5
Interest Expense/Income Net Non Op.  	--
	 	--  	 	 	--
Gain/(Loss) on Sale of Assets  	 	0.00
	 	0.00 	 	 	0.00
Other, Net  	 	 	156.0
	214.0  	 	 	(280.6)
Income Before Tax  	 	 	404,286.5
	404,823.4   	 	551,291.5
Income Tax - Total  	 	 	3,541.5
	 	3,181.9  	 	 	3,307.7
Income After Tax  	 	 	400,475.0
	 	401,641.5   	 	547,983.8
Minority Interest  	 	 	--
	--  	 	 	--
Equity In Affiliates  	 	 	--
--  	 	 	--
U.S. GAAP Adjustment  	 	--  	 	 	--
 	 	 	--
Net Income Before Extra. Items   	400,475.0
 	401,641.5   	 	547,983.8
Accounting Change  	 	 	--
	--  	 	 	--
Discontinued Operations  	 	(300.0)
	 	0.0  	 	 	0.0
Extraordinary Item  	 	 	--
	--  	 	 	--
Tax on Extraordinary Items  	 	--
 	--  	 	 	--
Net Income  	 	 	400,445.0
	401,641.5  	 	547,983.8
Preferred Dividends  	 	 	--
 	--  	 	 	--
General Partner's Distributions  	 	--
 	 	--  	 	 	--
Inc. Avail. to Common Excl. Extra. Items
 	400,475.0   	 	401,641.5
	547,983.8
Inc. Avail. to Common Incl. Extra. Items
	400,445.0  	 	401,641.5  	 	547,983.8
Dilution Adjustment
0.000

0.000

0.000
Diluted Net Income
400,445

401,641.5

547,983.8
Diluted Weighted Average Shares
0.00

0.00

0.00
Diluted EPS Excl. Extra. Items
19.697

19.823

22.839
Diluted EPS Incl. Extra. Items
19.067

20.574

22.839
Div's per Share - Common Stock
0.000

0.000

0.000
Gross Dividends - Common Stock
0.000

0.000

0.000
Interest Expense, Supplemental
36.000

101.000

104.000
Interest Capitalized, Supplemental
--

--

--
Depreciation, Supplemental
983.000

3,750.8

1,221.5
Total Special Items
51.000

378.000

140.000
Normalized Income Before Tax
400,496.0

402,019.5

548,123.8
Effect of Special Items on Inc. Taxes
7.595

0.00

0.000
Inc. Taxes Excl. Impact Special Items
8,849.2

11,337.0

9,764.9
Normalized Income After Tax
391,568.8

390,682.5

538,358.9
Normalized Income Available to Common
391,568.8

390,682.5

538,358.9
Basic Normalized EPS
0.00

0.00

0.00
Diluted Normalized EPS


0.00

0.00

0.00

Total  Revenue
49000
56000
62000
68000
75000
81000
De c 13 De c 14 De c 15
($ Millions)
Gross Profit
29100
33500
38000
42400
46800
51300
De c 13 De c 14 De c 15
($ Millions)
Op e r a t in g In come
14100
15400
16700
18000
19400
20700
De c 13 De c 14 De c 15
($ Millions)
Ne t In come
11800
12900
14100
15200
16300
17500
De c 13 De c 14 De c 15
($ Millions)
De c 13 De c 14 De c 15
($ Millions)

WEBDS  	 	WEB DEBT SOLUTIONS, LLC
ANNUAL BALANCE SHEET

 ALPHABET INC
(NASDAQ STOCK EXCHANGE GLOBAL SELECT MARKET)
Annual Balance Sheet

Type of Update

CLA

RES

UPD


($ Millions)

($ Millions)

($ Millions)




31 Dec 14

31 Dec 15

31 Dec 16
Cash

36,128.6

15,837.01

10,618.4
Cash and Equivalents

24,650.95

9,162.4

10,893.0
Short Term Investments

21,000.0

40,430.3

42,492.6
Cash and Short Term Investments

64,663.5

65,429.7

64.004.0
Accounts Receivable(Trade), Net

6,100

7,554.0

8,500
Notes Receivable - Short Term

--

--

--
Other Receivables

308.0

850.0

2,353.0
Total Receivables, Net

6,408.0

8,404.0

10,853.0
Total Inventory -

-

--

--
Prepaid Expenses

1,500.0

2,450.0

2,600.0
Other Current Assets

1,680.0

1,888.0

1,550.0
Total Current Assets

74,251.5

78,171.7

89,860
Property/Plant/Equipment - Gross

24,964.5

26,578.4

28,500
Accumulated Depreciation

(8,802.3)

(11,246.55)

(10,978.9)
Property/Plant/Equip., Net

16,162.3

15,331.8

17,521.10
Goodwill, Net

12,350.30

11,620.5

16,000.0
Intangibles, Net

6,200.0

5,000.0

5,000.0
Long Term Investments

2,102.5

2,800.0

5,183.0
Note Receivable - Long Term

--

--

--
Other Long Term Assets, Total

2,100.0

2,800.0

5,183.0
Other Assets, Total

--

--

--
Total Assets

111,066.6

112,923.5

99,661.0
Accounts Payable

2,213.3

1,788.0

1,455.2
Payable/Accrued

--

--

--
Accrued Expenses

4,500.0

7,500.0

8,400.0
Notes Payable/Short Term Debt

0.0

2,000.0

2,500.0
Current Port. LT Debt/Capital Leases

1,500

138.0

1,300.0
Other Current Liabilities, Total

4,193.0

7,838.0

5,861.0
Total Current Liabilities

12,406.3

10,638.0

19,5120
Long Term Debt

2,000.0

3,000.0

2,100.0
Capital Lease Obligations

450.0

236.0

520.0
Total Long Term Debt

2,450.0

3,236.0

1,580.0
Total Debt

4,400.0

3,3740

4,200.0
Deferred Income Tax

3,950.0

2,764.0

2,620.0
Minority Interest

--

--

--
Other Liabilities, Total

500.0

610.0

1,580.0
Total Liabilities

20,756

20,622.0

29,492.0
Redeemable Preferred Stock

--

--

--
Preferred Stock(Non Redeemable), Net

0.0

--

--
Additional Paid-In Capital

17,400

19,200.0

22,063.0
Retained Earnings/Accum. Deficit

75,000

72,000.0

90,205.0

Ca s h & Sh or t Te rm In v e s tmen t s
53900
58700
63500
68300
73100
77800
De c 13 De c 14 De c 15
($ Millions)
Tota l Cu r r en t As s e t s
67000
73000
79000
84000
90000
96000
De c 13 De c 14 De c 15
($ Millions)
Tota l Deb t
5212
5220
5228
5237
5245
5253
De c 13 De c 14 De c 15
($ Millions)
Tota l Eq u ity
76000
87000
98000
109000
120000
131000
De c 13 De c 14 De c 15
($ Millions)
Tota l Common Sh a r e s Ou t s tan d in g
667.7
672.6
677.5
682.4
687.3
692.3
De c 13 De c 14 De c 15
($ Millions)

WEBDS  	 	WEB DEBT SOLUTIONS, LLC
ANNUAL CASH FLOW STATEMENT
GOOGL ALPHABET INC
(NASDAQ STOCK EXCHANGE GLOBAL SELECT MARKET)
Annual Cash Flow Statement
Type of Update

UPD

UPD

UPD


($ Millions)

($ Millions)

($ Millions)



12Months 31 Dec 14

12Months 31 Dec 15

12Months 31 Dec 16
Net Income/Starting Line

39,023.0

45,843.0

155,677.8
Depreciation/Depletion

2,130.7

1,958.4.0

4,027.4
Amortization

1,443.9

2,699.7

4,997.3
Deferred Taxes

(258.0)

(85.0)

(154.0)
Non-Cash Items

1,775.4

2,163.8

5,402.0
Cash Receipts

--

--

--
Cash Payments

--

--

--
Cash Taxes Paid

603.7

721.3

2,547.6
Cash Interest Paid

56.0

78.0

105.0
Changes in Working Capital

(41.0)

450.0

(425.0)
Total Cash from Operating Activities

20,291.3

23,379.9

138,278.5
Capital Expenditures

(8,116.8)

(13,092.8)

(16,174.4)
Other Investing Cash Flow Items, Total (

(5,236.0)

(9,632.5)

(13,827.8)
Total Cash from Investing Activities

(13,352.0)

(22,725.3)

(30,002.0)
Financing Cash Flow Items

(200.0)

(1,771.9)

(2,250.0)
Total Cash Dividends Paid

--

--

--
Insurance/Retirement of Stock, Net

--

--

--
Insurance/Retirement of Debt, Net

(207.0)

(180.0)

(213.0)
Total Cash from Financing Activities

(407.0)

(1,951.9)

2,469.0)
Foreign Exchange Effects

(0.00)

(233.0)

(520.0)
Net Change in Cash

6,939.3

(3352.8)

(1,943.0)
Depreciation, Supplemental

2,130.7

1,716.6

4,412.0
Cash Interest Paid, Supplemental

56.0

62.0

126.0
Cash Taxes Paid, Supplemental

2,186.7

1,778.6

4,286.0
Tota l Ca s h fr om Op e r a t in g
 Act iv it ie s
16200
18700
21100
23600
26000
28500
De c 13 De c 14 De c 15
($ Millions)
Cap ita l Exp en d itu r e s
-	12200
-	11000
-	9800
-	8600
-	7400
-	6200
De c 13 De c 14 De c 15
($ Millions)
Is s u e of Stock
0.0
-	214.74837
-	214.74837
-	214.74837
-	214.74837
-	214.74837
De c 13 De c 14 De c 15
($ Millions)
Is s u e of Deb t
-	740
-	560
-	380
-	200
-	20
160
De c 13 De c 14 De c 15
($ Millions)
Ne t Ch an ge in Ca s h
-	3800
-	1800
200
2100
4100
6100
De c 13 De c 14 De c 15
($ Millions)

WEBDS  	 	WEB DEBT SOLUTIONS, LLC
ANNUAL INCOME STATEMENT
GOOGL ALPHABET INC
(NASDAQ STOCK EXCHANGE GLOBAL SELECT MARKET)
Quarterly Income Statement
Type of Update  RCA
RCA
UPD
UPD
UCA
($ Millions)
($ Millions)
($ Millions)
($ Millions)
($ Millions)
3Months 31 Dec 14


3Months 31 Mar 15
3Months 30 Jun 15
3Months 30 Sep 15
3Months 31 Dec 15
Total Revenue  	 	105,361.6
123,272.9
133,992.3
114,268.6
164,435.2
Cost of Revenue, Total  	6,174.2
6,459.5
6,833.6
7,037.0
8,188.0
Gross Profit  	 	99,187.4
116,813.4
127,158.7
107,231.6
156,247.2
Selling/General/Admin.Expenses 3,728.9
3,353.0
3,122.0
3,188.1
5,069.0
Research & Development  	2,765.7
3,478.8
3,289.5
2,828.4
2,614.5
Depreciation/Amortization  	--
--
--
--
--
Interest Expense/Income Net Op.  --
--
--
--
---
Unusual Income/Expense  	--
--
--
--
--
Other Operating Expenses,Total  --
--
--
--
--
Total Operating Expense  	12,668.8
13,291.3
13,245.1
13,053.2
15,871.70
Operating Income  	 	86,518.6
109,981.6
120,747.2
101,215.4
148,563.0
Interest Expense/Income Net Non Op. --
--
--
--
--
Gain/(Loss) on Sale of Assets  	0.0
--
--
--
0.0
Other, Net  	 	245.0
(201.0)
56.0
(125.0)
135.0
Income Before Tax  	 	86,763.6
109.780.6
120,859.2
101,090.4
148,428.0
Income Tax - Total  	 	2,238.5
1,089.0
2,025.0
1,912.0

2,577.0
Income After Tax  	 	84,525.1
108,691.6
118,778.2
99,178.4

145,851.0
Minority Interest  	 	--
--
--
--

--
Equity In Affiliates  	 	--
--
--
--

--
U.S. GAAP Adjustment  	--
--
--
--

 --
Net Income Before Extra. Items 84,525.1
108,691.6
118,778.2
99,178.4

145,851.0
Accounting Change  	 	--
--
--
 --

--
Discontinued Operations  	(300.0)
0.0
0.0
0.0

0.0
Extraordinary Item  	 	--
--
--
--

--
Tax on Extraordinary Items  	--
--
--
--

--
Net Income  	 	84,225.1
108,691.6
118,778.2
99,178.4

145,851.0
Preferred Dividends  	 	--
--
--
--

--
General Partner's Distributions  	--
--
--
--

--
Inc. Avail. to Common Excl. Extra.
Items 84,525.1
108,691.6
118,778.2
99,178.4

145,851.0
Inc. Avail. to Common Incl. Extra.
Items 84,225.1
108,691.6
118,778.2
99,178.4

145,851.0
Basic EPS Excl. Extra. Items  	5.461
5.147
4.987
5.797

7.160
Basic EPS Incl. Extra. Items  	6.886
5.147
4.987
5.797

7.160
Dilution Adjustment  	 	0.000
--
--
--

0.000
Diluted Net Income  	 	84,225.1
108,681.3
118,778.2
99,178.4

145,851.0
Diluted EPS Excl. Extra. Items  5.386
5.090
4.934
5.731

7.063
Diluted EPS Incl. Extra. Items  	6.790
5.090
4.934
5.731

7.063
Div's per Share - Common Stock  0.000
0.000
0.000
0.000

0.000
Gross Dividends - Common Stock  0.000
0.000
0.000
0.000

0.000
Interest Expense, Supplemental  	25.000
26.000
26.000
26.000

26.000
Interest Capitalized, Supplemental  --
--
--
--

--
Depreciation, Supplemental  	1,010.000
938.000
1,789.2
1,030.000
1,153.000
Total Special Items  	 	0.000
--
--
--
0.000
Normalized Income Before Tax  83,190.0
109,645.3
119,789.5
98,122.4
144,672.0
Effect of Special Items on Inc. Taxes 0.000
--
--
--
0.000
Inc. Taxes Excl. Impact Special Items --
--
--
--
--
Normalized Income After Tax 84,225.1
109,645.3
119,789.5
98,122.4
144,672.0
Normalized Income Available to Common 84,225.1
109,645.3
119,789.5
98,122.4
144,672.0
Basic Normalized EPS  	00.0
00.0
00.0
00.0
00.0
Diluted Normalized EPS  	00.0
00.0
00.0
00.0
00.0
Total Rev en u e
15900
17300
18600
20000
21300
22700
De c 14 Ma r 15 Ju n 15 Sep 15 De c 15
($ Millions)
Gr os s Pr ofit
10200
10900
11600
12400
13100
13900
De c 14 Ma r 15 Ju n 15 Sep 15 De c 15
($ Millions)
Op e r a t in g In come
4070
4400
4730
5050
5380
5710
De c 14 Ma r 15 Ju n 15 Sep 15 De c 15
($ Millions)
Ne t In come
3050
3520
3980
4450
4920
5390
De c 14 Ma r 15 Ju n 15 Sep 15 De c 15
($ Millions)
Dilu ted Norma liz ed EPS
4.2 4.9
5.6 6.4
7.1
7.8
De c 14 Ma r 15 Ju n 15 Sep 15 De c 15
($ Millions)

WEBDS  	 	WEB DEBT SOLUTIONS, LLC
ANNUAL INCOME STATEMENT

Quarterly Balance Sheet

Type of Update  RES
UPD
UPD
UPD   	UPD
($ Millions)
($ Millions)
($ Millions)
($ Millions)  	($ Millions)
 	 	 	31 Dec 14


31 Mar 15
30 Jun 15
30 Sep 15   	31 Dec 15
Cash  	 	 	9,032.2
12,295.0
10,588.5
9,550.3  	 	9,820.0
Cash and Equivalents   	6,162.7
6,684.2
5,823.0
6,685.2 	 	8,692.0
Short Term Investments  	15,250.0
38,460.0
41,332.0
47,800.6 	 	45,517.0
Cash and Short Term Investments 30,444.9
57,439.0
57,743.5
64,036.1                        64,029.0
Accounts Receivable(Trade), Net  7,100.0
7,800.0
8550.6
8,850.0
10,456.0
Notes Receivable - Short Term  	--
--
--
--
--
Other Receivables  	 	1,466.0
1,726.0
644.0
687.0
2,353.0
Total Receivables, Net  	8,566.0
9,526.0
9,194.6
9,537.0
12,809.0
Total Inventory  	 	--
--
--
--
--
Prepaid Expenses  	 	3,260.0
3,455.0
3,358.0
3502.0
3,011.0
Other Current Assets   	952.0
3,604.0
2,107.0
2,299.0
1,628.0
Total Current Assets   	51,788.9
81,824.0
72,403.1
79,374.0
81,477.0
Property/Plant/Equipment - Gross 21,877.0
28,665.0
34,588.8
32,580.0
40,115.6
Accumulated Depreciation  	(5,644.5)
(8,550.5)
(9,504.0)
(11,250.2)
(10,994.5)
Property/Plant/Equip., Net  	16,223.0
20,114.5

25,084.8
21,329.8
29,121.1
Goodwill, Net  	 	17,500.6
14,944.4

12,655.8
15,210.0
15,677.0
Intangibles, Net 	  	1,588.8
2,888.5

5,660.0
5,540.0
4,847.0
Long Term Investments  	2,840.0
5,090.0

3,850.0
5,813.0
3,183.0
Note Receivable - Long Term  	--
--

--
--
--
Other Long Term Assets, Total  3,363.0
7,978.5

9,510.0
11,353.0
8,030.0
Other Assets, Total  	 	--
--

--
--
--
Total Assets  	 	111,378.8
99,328.5

119,653.7
127.266.8
134,305.0
Accounts Payable  	 	2,450.5
2,420.0

3,880.0
2,549.0
2,931.0
Payable/Accrued  	 	--
--

--
--
--
Accrued Expenses  	 	6,588.4
5,203.0

,6441.1
8,576.0
9,293.0
Notes Payable/Short Term Debt  	3,000.0
3,000.0

3,000.0
2,000.0
2,000.0
Current Port. LT Debt/Capital Leases 8.0
9.0

8.0
1,237.0
1,225.0
Other Current Liabilities, Total  6,138.0
7,623.0

10,321
6,027.0
6,362.0
Total Current Liabilities  	12,038.9
10,632.0

13,321.1
14,362.0
21,811.0
Long Term Debt  	 	3,200.0
4,255.5

2,356.5
1,994.0
1,995.0
Capital Lease Obligations  	236.0
213.0

211.0
0.0
0.0
Total Long Term Debt  	3,436.0
4,468.5

2,567.5
2,994.0
2,995.0
Total Debt  	 	6,872.0
8,725.0

4,924.0
5,231.0
5,220.0
Deferred Income Tax   	828.0
2,200.0

2,135.0
2,237.0
2,225.0
Minority Interest  	 	--
--

--
--
--
Other Liabilities, Total  	7,700.0
6,524.0

7,061.0
5,231.0
5,220.0
Total Liabilities  	 	26,610.0
25,881.0

24,703
30,055.0
37,466.0
Redeemable Preferred Stock  	--
--

--
--
--
Preferred Stock(Non Redeemable), Net  	--
0.0

--
0.0
--
Common Stock  	 	0.7
0.7

0.7
0.7
0.7
Additional Paid-In Capital  	24,980.4
27,545.5

29,721.3
31,863.3
31,981.3
Retained Earnings/Accum. Deficit  75,066.0
79,292.0

81,990.0
85,969.0
89,223.0

Ca s h & Sh or t Te rm In v e s tmen t s
61500
64400
67300
70200
73100
76000
De c 14 Ma r 15 Ju n 15 Sep 15 De c 15
($ Millions)
Tota l Cu r r en t As s e t s
74800
78700
82500
86300
90100
93900
De c 14 Ma r 15 Ju n 15 Sep 15 De c 15
($ Millions)
Tota l Deb t
5214
5220
5226
5231
5237
5243
De c 14 Ma r 15 Ju n 15 Sep 15 De c 15
($ Millions)
Tota l Eq u ity
98000
104000
109000
115000
120000
126000
De c 14 Ma r 15 Ju n 15 Sep 15 De c 15
($ Millions)
Tota l Common Sh a r e s Ou t s tan d in g
677.7
680.2
682.7
685.2
687.7
690.2
De c 14 Ma r 15 Ju n 15 Sep 15 De c 15
($ Millions)

WEBDS  	 	WEB DEBT SOLUTIONS, LLC
ANNUAL INCOME STATEMENT

Quarterly Cash Flow Statement

Type of Update  	CLA
UPD
UPD
UPD
UPD
($ Millions)
($ Millions)
($ Millions)
($ Millions)
($ Millions)
 	 	   	3Months   31 Dec 14


3Months 31 Mar 15
6Months 30 Jun 15
9Months 30 Sep 15
12Months 31 Dec 15
Net Income/Starting Line  	10,926.0
13,586.0
8,506.0
12,465.0
15,258.0
Depreciation/Depletion  	2,130.0
938.0
949.0
1,979.0
3,132.0
Amortization  	 	1,560.0
439.0
862.0
980.0
831.0
Deferred Taxes  	 	(104.0)
71.0
(140.0)
(566.0)
(279.0)
Non-Cash Items  	 	1,993.0
1,275.0
1,268.0
2,602.0
4,201.0
Cash Receipts  	 	--
--
--
--
--
Cash Payments  	 	--
--
--
--
--
Cash Taxes Paid  	 	1,819.0
98.0
134.0
1,317.0
3,338.0
Cash Interest Paid  	 	86.0
18.0
48.0
66.0
96.0
Changes in Working Capital  	700.0
648.0
1,227.0
1,589.0
(409.0)
Total Cash from Operating Activities
15,420.0
14,061.0
10,032.0
13,845.0
26,024.0
Capital Expenditures   	(11,959.0)
(3,927.0)
(4,442.0)
(7,815.0)
(9,915.0)
Other Investing Cash Flow Items,
 Total (11,096.0)
(3,377.0)
(5,965.0)
(10,409.0)
(6555.1.0)
Total Cash from Investing Activities
 (38,475.0)
(21,365.0)
(20,439.0)
(32,069.0)
(28,664.1)
Financing Cash Flow Items  	(1,781.0)
(388.0)
(835.0)
(1,303.0)
(1,874.0)
Total Cash Dividends Paid  	--
--
--
--
--
Insurance/Retirement of Stock, Net --
--
--
--
(1,780.0)
Insurance/Retirement of Debt, Net (18.0)
(3.0)
(6.0)
(9.0)
(23.0)
Total Cash from Financing Activities --
--
--
--
--
Foreign Exchange Effects
(133.0)

(293.0)

(248.0)

(352.0)

(94.0)
Net Change in Cash
(151.0)

(681.0)

587.0

(951.0)

(1,798.0)
Depreciation, Supplemental
2,523.0

938.0

1,949.0

2,979.0

4,132.0
Cash Interest Paid, Supplemental
86.0

18.0

48.0

66.0

96.0
Cash Taxes Paid, Supplemental
2,819.0

98.0

234.0

2,317.0

3,338.0



Tota l Op e r a t in g Act iv it ie s
0
7000
13000
20000
26000
32000
De c 14 Ma r 15 Ju n 15 Sep 15 De c 15
($ Millions)
Cap ita l Exp en d itu r e s
-	13600
-	11000
-	8300
-	5600
-	2900
-	200
De c 14 Ma r 15 Ju n 15 Sep 15 De c 15
($ Millions)
Is s u e of Stock
0.0
-	214.74837
-	214.74837
-	214.74837
-	214.74837
-	214.74837
De c 14 Ma r 15 Ju n 15 Sep 15 De c 15
($ Millions)
Is s u e of Deb t
-	30
-	23
-	16
-	10
-	3
4
De c 14 Ma r 15 Ju n 15 Sep 15 De c 15
($ Millions)
Ne t Ch an ge in Ca s h
-	2400
-	1800
-	1200
-	500
100
700
De c 14 Ma r 15 Ju n 15 Sep 15 De c 15
($ Millions)